Exhibit 99.1

Chembio Diagnostics Reports First Quarter 2018 Financial Results

MEDFORD, NY, May 9, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care ("POC") diagnostic tests for infectious diseases, today reported financial results for the first quarter ended March 31, 2018.

Recent Accomplishments & Highlights
•	Achieved total revenue of $7.7 million of which net product sales were $6.4 million for the first quarter 2018, increases of 22% and 18% respectively, over prior year.
•
Increased production to initiate supply of HIV STAT-PAK® Assays to the Ethiopian Pharmaceuticals Fund and Supply Agency in the second quarter, following the previously announced three-year $15.8 million total contract award.

•	Completed Phase 1 of the DPP® Assay to be developed through the AstraZeneca collaboration, to identify an “undisclosed” biomarker.
•	Entered collaboration with LumiraDx to develop portfolio of new POC diagnostic tests for infectious diseases, which includes development funding, reagent purchases, and royalty payments from LumiraDx.

“We started the year with continued execution in our core business, advancement of product development initiatives and progress on key technology collaborations, including those with AstraZeneca and LumiraDx,” said John Sperzel, Chembio’s Chief Executive Officer. “Our performance on all fronts is driving growth and creating momentum we look to build upon. We are increasingly confident in our ability to leverage our DPP® platform to derive significant value and believe we are in an advantageous position in the global point of care diagnostics market.”

First Quarter 2018 Financial Results
Total revenue for the first quarter of 2018 was $7.7 million, an increase of 22% compared to the first quarter of 2017. Net product sales for the first quarter of 2018 were $6.4 million, an increase of 18% compared to the first quarter of 2017.  License and royalty and R&D, milestone and grant revenue for the first quarter of 2018 was $1.3 million, an increase of 47% compared to the first quarter of 2017.

Product gross margin for the first quarter of 2018 was $2.3 million, an increase of 3.3% compared to the first quarter of 2017. Product gross margin percent for the first quarter of 2018 was 35.6% compared to 40.7% for the first quarter of 2017. The lower product gross margin for the 2018 first quarter resulted primarily from an increased percentage of sales in markets with lower average selling prices.

Other costs and expenses, representing R&D and SG&A expenses, for the first quarter of 2018 were $4.3 million, a decrease of 10.2% compared to the first quarter of 2017. The $0.5 million decrease was primarily due to reduced spending on clinical trials due to the completion of the DPP HIV-Syphilis system clinical trial during 2017.

Net loss for the first quarter of 2018 was $0.7 million, or $0.05 per diluted share, compared with a net loss of $1.6 million, or $0.13 per diluted share, for the first quarter of 2017.

Cash and cash equivalents as of March 31, 2018 totaled $12.5 million.  This includes $10.9 million in net capital from the underwritten public offering in February of 2018.

Conference Call
Chembio will host a conference call today beginning at 4:30pm ET to discuss financial results and recent business highlights. Investors interested in listening to the call may do so by dialing (877) 407-0778 from the U.S. or (201) 689-8565 from outside the U.S.  To listen to a live webcast, please visit the Investor Relations section of Chembio's website at www.chembio.com. Following the call, a replay will be available on the Investor Relations section of the company’s website for 90 days. A telephone replay will be available by dialing (877) 481-4010 from the U.S. or (919) 882-2331 from outside the U.S. using the conference ID: 28132 until 4:30pm ET on May 16, 2018.

About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses, and markets rapid diagnostic tests in the growing $8.0 billion POC testing market. Chembio‘s patented DPP® technology platform offers significant advantages over traditional POC lateral-flow technologies and provides the Company with a robust pipeline of business opportunities in the areas of sexually transmitted disease, tropical and fever disease, and technology collaborations.

The Company markets its products directly and through third-party distributors under the brand names: DPP®, STAT-PAK®, SURE CHECK®, and STAT-VIEW®.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Each of Chembio Diagnostic Systems Inc. and Chembio Diagnostics Malaysia Sdn Bhd is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

(Tables to follow)

Investor Relations Contact
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended
	March 31, 2018	March 31, 2017
REVENUES:
Net product sales	$6,398,227	$5,427,427
License and royalty revenue	201,931	100,000
R&D, milestone and grant revenue	1,116,974	797,740
TOTAL REVENUES	7,717,132	6,325,167

COSTS AND EXPENSES:
Cost of product sales	4,117,779	3,219,215
Research and development expenses	1,847,102	2,246,572
Selling, general and administrative expenses	2,406,569	2,488,337
	8,371,450	7,954,124
LOSS FROM OPERATIONS	(654,318)	(1,628,957)

OTHER INCOME (EXPENSE):
Interest income, net	1,975	13,382

LOSS BEFORE INCOME TAXES	(652,343)	(1,615,575)

Income tax provision (benefit)	-	-

NET LOSS	$(652,343)	$(1,615,575)

Basic loss per share	$(0.05)	$(0.13)

Diluted loss per share	$(0.05)	$(0.13)

Weighted average number of shares outstanding, basic	13,267,246	12,270,679

Weighted average number of shares outstanding, diluted	13,267,246	12,270,679

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

- ASSETS -
	March 31, 2018	December 31, 2017
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$12,457,538	$3,790,302
Accounts receivable, net of allowance for doubtful accounts of $42,000 at March 31, 2018 and December 31, 2017	3,813,087	2,085,340
Inventories	5,802,350	4,423,618
Prepaid expenses and other current assets	836,386	554,383
TOTAL CURRENT ASSETS	22,909,361	10,853,643

FIXED ASSETS, net of accumulated depreciation	1,859,132	1,909,232

OTHER ASSETS	3,903,261	3,853,146

TOTAL ASSETS	$28,671,754	$16,616,021

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
TOTAL CURRENT LIABILITIES	4,432,109	3,096,303

TOTAL LIABILITIES	4,889,088	3,536,825

STOCKHOLDERS’ EQUITY:
Common stock - $.01 par value; 100,000,000 shares authorized, 14,162,702 and 12,318,570 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	141,627	123,185
Additional paid-in capital	73,906,362	62,821,288
Accumulated deficit	(50,696,569)	(50,044,225)
Accumulated other comprehensive income	431,246	178,948
TOTAL STOCKHOLDERS’ EQUITY	23,782,666	13,079,196

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,671,754	$16,616,021

CHEMBIO DIAGNOSTICS, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	For the three months ended
	March 31, 2018	March 31, 2017

Net cash used in operating activities	$(2,317,271)	$(3,871,811)
Net cash used in investing activities	(41,530)	(1,100,171)
Net cash provided by financing activities	11,006,266	-
Effect of exhange rate changes on cash	19,771	-
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$8,667,236	$(4,971,982)